EXHIBIT 10.139

This instrument was prepared by and return to:
Shannon B. Gray, Esq.
Carlton Fields, P.A.
4221 West Boy Scout Blvd.
Suite 1000
Tampa, Florida 33607-5780

FLORIDA DOCUMENTARY STAMP TAXES ARE BEING PAID BASED UPON THE LIMITED RECOVERY AMOUNT SET FORTH HEREIN.

MORTGAGE AND SECURITY AGREEMENT

This instrument (hereinafter referred to as this “Mortgage”) is made this ___ day of March, 2007, by and between WEST VILLAS, INC., a Florida corporation, ORLANDO TENNIS VILLAGE, INC., a Florida corporation and MAINGATE TOWERS, INC., a Florida corporation (hereinafter collectively referred to as “Mortgagor”) with an address of 2462 Sand Lake Road, Orlando, Florida 32809, in favor of STANFORD INTERNATIONAL BANK, LTD., a corporation organized under the laws of Antigua and Barbuda or its successors or assigns (hereinafter referred to as “Lender”) with an address of 6075 Poplar Avenue, Memphis, Tennessee 38119.

WITNESSETH:

WHEREAS, Mortgagor’s affiliate, American Leisure Holdings, Inc., a Nevada corporation (“Borrower”) has executed to the order of Lender a Promissory Note of even date herewith in the principal amount of $10,000,000.00 (the “Note”), which Note was executed pursuant to a Credit Agreement of even date herewith between Borrower and Lender (“Credit Agreement”).

NOW, THEREFORE, to secure the payment of all sums due under, and the performance and observance by Mortgagor and Borrower, as applicable, of all terms, covenants and conditions contained in, the Note and the Credit Agreement, this Mortgage, and all additional Notes and other documents secured by this Mortgage pursuant to the terms of Section 1.18 hereof (all such documents are collectively referred to as “Loan Documents”), and in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and in consideration of the credit extended to Mortgagor, the receipt and sufficiency of which are hereby acknowledged, Mortgagor has granted, bargained, sold and conveyed and does by these presents grant, bargain, sell, convey, assign, mortgage, deliver, set over, warrant and confirm unto the said Lender and its successors and assigns, the Land, Improvements, Fixtures and Personal Property, and Other Rights and Property (all of which are hereinafter sometimes referred to collectively as the “Premises”), more particularly described as follows and located and situate in Polk County, Florida:

(i) the real property described in said Exhibit A (the “Land”); and

(ii) all buildings, structures and other improvements of every nature whatsoever now or hereafter situated on the Land (the “Improvements”); and

(iii) all fixtures, equipment, general intangibles, goods, inventory and personal property of every kind and nature whatsoever (whether tangible or intangible), now or hereafter owned by Mortgagor and located in, on, about or attached to the Land or Improvements or used or intended to be used with or in connection with the construction, use, operation, maintenance or enjoyment of the Land or Improvements or derived or arising from or relating or appertaining to the Land or Improvements or the use, operation, maintenance or enjoyment thereof, and all extensions, additions, improvements, betterments, renewals, replacements or proceeds (including, but not limited to, insurance and condemnation proceeds) of the foregoing, including, but not limited to, all gas and electric fixtures and apparatus, plumbing fixtures and apparatus, heating, ventilating and air conditioning fixtures and apparatus, carpeting and other floor coverings, furniture, furnishings, machinery, building materials and supplies, sprinklers, fire extinguishers and other safety and security equipment and apparatus, elevators, engines, motors, ranges and other cooking apparatus, washers, dryers, water heaters, refrigerators, appliances, window screens, awnings, storm sashes, mirrors, mantels, furniture, furnishings, vehicles, pool equipment, books, records, accounts, trade names, trademarks, goodwill, all building and other permits, surveys, architectural and engineering plans and specifications, certifications, studies and work product prepared and hereafter prepared relating to the design or construction of the Improvements or proposed improvements, governmental approvals, certificates of occupancy and completion, licenses, authorizations, insurance policies and the proceeds thereof, agreements with any utility companies, all deposits associated with the foregoing, any consents and approvals which Mortgagor may now or hereafter own with respect to or in connection with the Premises; all warranties and guaranties covering any appliances, equipment and fixtures now or hereafter located on or placed upon the Premises, including, without limitation, air conditioning, heating and other appliances and equipment; all existing and future contracts, leases, rental agreements, franchise agreements, management contracts, construction contracts, and other contracts, licenses, and permits now or hereafter affecting the Premises or any part thereof; all existing and future contracts in connection with the use, management, sale, leasing and maintenance of the Premises or any portion thereof; all accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments and documents; any other obligations or indebtedness owed to Mortgagor in connection with the Premises from whatever source arising; all rights of Mortgagor to receive any performance or any payments in money or kind; all guaranties of the foregoing and security thereof; all right, title and interest of Mortgagor in and with respect to goods, services or property that give rise to or that secure any of the foregoing; and all right, title and interest of Mortgagor in any such property subject to or covered by a security agreement, conditional sales contract, chattel mortgage or similar lien or claim together with the benefit of any deposits or payments now or hereafter made by Mortgagor or on its behalf, all of which shall be deemed to be a portion of the security for the indebtedness herein mentioned and to be covered by this Mortgage (the “Fixtures and Personal Property”); and

(iv) any and all other, further or additional title, estates, interests or rights which may at any time be acquired by Mortgagor in or to the Land, Improvements, and Fixtures and Personal Property; all leases, rental agreements and other occupancy agreements pertaining to the Land or the Improvements or any part thereof; all easements, rights-of-way, gores of land, vaults, streets, ways alleys, passages, sewer rights, waters, water courses, water rights and powers; all estates, rights, titles, interests, privileges, liberties, tenements, hereditament and appurtenances whatsoever, in any way belonging, relating to or appertaining to the Premises, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor; and the reversion and reversions, remainder and remainders, and rents, issues, profits, revenues thereof (including but not limited to, all condemnation payments, insurance proceeds, payments under leases and tenancies, sale proceeds, purchase deposits, tenant security deposits and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Mortgagor of, in and to the same (the “Other Rights and Property”).

TO HAVE AND TO HOLD the Premises and all estate therein, together with all the rights, privileges, and appurtenances thereunto belonging, and all proceeds, products, replacements, additions, betterments, extensions, improvements, substitutions, renewals and accessions to any of the foregoing, unto the said Lender and its successors and assigns forever.

PROVIDED, HOWEVER, that (a) if Mortgagor, Borrower, or any other party shall have promptly paid or caused to be paid to Lender the Obligations (as that term is defined in the Credit Agreement), all without any deduction or credit for taxes or other similar charges paid by Mortgagor, (b) if Mortgagor and Borrower shall have fully kept, performed and observed all the covenants and promises in the Note, in this Mortgage, in all other Loan Documents, and in all instruments relating to or securing any note or notes executed pursuant to Section 1.18 hereof and secured by the lien of this Mortgage to be kept, performed or observed by Mortgagor, then Lender shall execute a satisfaction of this Mortgage and thereupon this Mortgage shall cease and terminate.

Notwithstanding anything herein to the contrary, the maximum principal amount that may be recovered hereby at any time shall not exceed $2,500,000.00.

Mortgagor does hereby expressly covenant, agree and stipulate with Lender as follows:

ARTICLE I

Section 1.1. Payment of Note and Other Sums. Borrower shall pay the principal sum evidenced by said Note and Loan Documents and all interest thereon promptly as each payment becomes due, and all other sums required to be paid pursuant to the provisions of the Note and the Loan Documents, at the times and in accordance with the provisions of said Note and the other Loan Documents.

Section 1.2. Warranty of Title. Mortgagor hereby represents, warrants and covenants to and with Lender that Mortgagor is lawfully seized and possessed of an indefeasible and marketable estate in fee simple in the Premises; that Mortgagor has good right, full power and lawful authority in law and in equity to convey, mortgage and encumber the same in fee simple pursuant to this Mortgage; that the Premises are free and clear of all liens, encumbrances and claims of any kind whatsoever except for those listed on Exhibit B attached hereto and incorporated herein (“Permitted Exceptions”); that Mortgagor will make at Mortgagor’s expense and at no expense to Lender such other and further assurances to perfect the fee simple estate in and to the Land and title to the Premises, in Lender as may hereafter be required; and that Mortgagor hereby fully warrants unto Lender the title to said Premises subject only to the matters appearing in the title policy delivered by Mortgagor to Lender in connection with this Mortgage and will defend the same against the lawful claims and demands of all persons whomsoever.

Section 1.3. Monthly Deposits. Upon the demand of Lender which may be made at any time after the occurrence of an Event of Default (as hereinafter defined), Mortgagor will deposit with Lender, on the due date of each monthly payment under the Note, such amounts as in the estimation of Lender shall be necessary or proper to pay all taxes, assessments, insurance premiums and other similar charges relating to the Premises as they become due. All of said deposits are to be held by Lender, free of any liens or claims on the part of creditors of Mortgagor and as part of the security of Lender, and shall be used by Lender to pay current taxes, assessments, insurance premiums, and other sums payable in connection with the Premises and other similar charges on the Premises as the same accrue and are payable. Payment of such items from said sums may be made by Lender even though such payments will benefit subsequent owners of the Premises or the Land. Said deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Lender. If said deposits are insufficient to pay such taxes, assessments, insurance premiums and similar charges in connection with the Premises in full as the same become payable, Mortgagor will deposit with Lender such additional sum or sums as may be required in order for Lender to pay such taxes, assessments, insurance premiums and other charges payable in connection with the Premises in full. Upon any default or event of default under the provisions of this Mortgage, the Note, the Credit Agreement, or any of the other Loan Documents, Lender may, at its option, apply any money in the fund resulting from said deposits to the payment of the indebtedness secured hereby in such manner as it may elect.

Section 1.4. Payment of Taxes, Liens and Utility Charges.

(a) Mortgagor shall pay or cause to be paid on or before delinquency thereof all taxes, assessments, dues, fines, fees, impositions and public charges of every character whatsoever, whether general or special, now or hereafter levied, assessed, confirmed or imposed on or in respect of, or which may be a lien upon, the Premises or the Land or any part thereof, or any right, interest or estate therein, and shall promptly submit to Lender such evidence of the due and punctual payment thereof as Lender may require.

(b) Mortgagor will keep said Premises free from all lien claims of every kind, whether paramount or subordinate to this Mortgage (other than the Permitted Exceptions), and Mortgagor will have any such liens discharged within thirty (30) days of filing of any such lien.

(c) Mortgagor further agrees to pay all earnings, income, profits and excess profits taxes and other governmental charges levied, assessed or imposed by the United States of America or by any state, county, municipality or other taxing authority upon Mortgagor or in respect of the Premises.

(d) Mortgagor will promptly pay or cause to be paid all charges made by utility companies, whether public or private, for services furnished or used in connection with said Premises.

(e) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, in any manner changing or modifying the laws now in force governing the taxation of debts secured by mortgages or the manner of collecting taxes so as to affect adversely Lender, Mortgagor will promptly pay any such tax on or before the due date thereof.; and if Mortgagor fails to make such prompt payment or if any such state, federal, municipal or other governmental law, order, rule or regulation prohibits Mortgagor from making such payment or would penalize Lender if Mortgagor makes such payment, then the entire balance of the principal sum secured by this Mortgage and all interest accrued thereon shall, without notice, immediately become due and payable at the option of Lender. Nothing contained herein, however, shall require Mortgagor to pay taxes on the overall income of Lender.

Section 1.5. Insurance.

(a) Mortgagor shall procure or cause to be procured, and deliver to and continuously maintain for the benefit of Mortgagor and Lender, as their respective interests may appear, original paid up insurance policies from such insurance companies, in such amounts, in form and substance, with such expiration dates and containing a non-contributory standard mortgagee clauses, and a mortgagee loss payable endorsement in favor of Lender, all as may be required and satisfactory to Lender, and providing the following types of insurance covering the Premises, Mortgagor, and the interests and liabilities incident to the ownership, possession and operation thereof:

(i) insurance against loss or damage by fire, lightning, extended coverage, windstorm, hail, explosion riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief, and against such mischief and against such other hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location, the amount of which insurance shall be not less than the greater of (A) the balance of the indebtedness secured hereby or (B) 100% of the full replacement cost of the Premises, without deduction for depreciation, and which policies of insurance shall contain satisfactory replacement cost and agreed amount/stipulated value endorsements; and

(ii) accident and broad form comprehensive liability insurance for Mortgagor in such amount as may be required by Lender;

(iii) if at any time the Land or any portion thereof is located in a “Flood Hazard Area” pursuant to the Flood Disaster Act Protection Act of 1973 or any successor or supplemental act thereto, flood insurance in such amount as may be required by Lender; and

(iv) such other insurance (including, but not limited to, rental value and business interruption insurance, war risk insurance, builder’s risk insurance, and worker’s compensation insurance) on Mortgagor, the Premises or any part thereof, or for the benefit of Mortgagor, as may from time to time be reasonably required by Lender against such other insurance casualties or risk.

(b) In the event of the occurrence of an insured or uninsured casualty loss, Lender shall have the option to declare the Note and all other sums secured hereby to be immediately due and payable.

(c) Lender is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Lender, instead of to Mortgagor and Lender jointly. In the event any insurance company fails to disburse directly and solely to Lender but disburses instead either solely to Mortgagor or to Mortgagor and Lender jointly, Mortgagor agrees immediately to endorse and transfer such proceeds to Lender. Upon the failure of Mortgagor to endorse and transfer such proceeds as aforesaid, Lender may execute such endorsements or transfers for and in the name of Mortgagor and Mortgagor hereby irrevocably appoints Lender as Mortgagor’s agent and attorney-in-fact so to do. Subject to the provisions of Section 1.7(g), after deducting from said insurance proceeds all of its reasonable expenses incurred in the collection and administration of such sums, including attorneys’ fees, Lender may apply the net proceeds or any part thereof, at its option, (i) to the payment of the indebtedness secured hereby, whether or not due and in whatever order Lender elects, (ii) to the repair and/or restoration of the Premises, and/or (iii) for any other purposes or objects for which Lender is entitled to advance funds under this Mortgage or any of the other Loan Documents, all without affecting the lien and security interest created by this Mortgage, and any balance of such moneys then remaining shall be paid to Mortgagor or the person or entity lawfully entitled thereto. Lender shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

(d) At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section, a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender. Mortgagor shall deliver to Lender receipts evidencing the payment for all such insurance policies and renewals or replacements. Mortgagor hereby assigns to Lender all unearned premiums under any insurance policies related in any way to the Premises as further security hereunder. In the event of the foreclosure of this Mortgage or any other transfer of title to the Premises in extinguishment or partial extinguishment of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to all insurance policies then in force shall pass to the purchaser or to Lender, its nominee or other transferee of the Premises, as the case may be, and Lender is hereby irrevocably appointed by Mortgagor as attorney-in-fact for Mortgagor to assign any such policy to said purchaser or to Lender, its nominee or other transferee, as the case may be, without accounting to Mortgagor for any unearned premiums thereon.

(e) All insurance policies must contain a mortgagee’s clause acceptable to Lender, with a stipulation that coverage will not be terminated, canceled, diminished or altered without a minimum of thirty (30) days’ prior written notice to Lender, and without any disclaimer of the insurer’s liability for failure to give such notice. All deductible provisions must be fully acceptable to Lender. Mortgagor may obtain insurance form any insurance company that Mortgagor may choose that is reasonably acceptable to Lender.

(f) If Mortgagor fails to provide any required insurance or fails to continue such insurance in force, Lender may do so at Mortgagor’s expense as provided in Section 2.7. MORTGAGOR ACKNOWLEDGES THAT IF LENDER SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE PREMISES, UP TO THE BALANCE OF THE NOTE; HOWEVER, MORTGAGOR’S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

(g) For purposes of insurance coverage on the Premises, Mortgagor authorizes Lender to provide to any person (including any insurance agent or mortgage company) all information Lender deems appropriate, whether regarding the Premises or the loan evidenced by the Note.

Section 1.6. Condemnation. If all or any material part of the Premises shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental authority and any transfer by private sale in lieu thereof), either temporarily or permanently, the entire indebtedness secured hereby shall, at the option of Lender, become immediately due and payable. Mortgagor immediately upon obtaining knowledge of any proposed taking of the Premises or any part thereof, will notify Lender. Lender shall be entitled to all compensation, awards, damages, claims, rights of action, proceeds, and other payments, and the right thereto, and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or Mortgagor’s name, any action or proceeding relating to any condemnation and to settle or compromise any claim in connection with a condemnation. All such compensation, awards, damages, claims, rights of action, proceeds and other payments, and the rights thereto are hereby assigned by Mortgagor to Lender and Lender is authorized, at its option, to collect and receive the same and to give proper receipts and acquittances therefor without any obligation to question the amount thereof. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including attorney’s fees, Lender may apply the net proceeds or any part thereof, at its option, (a) to the payment of the indebtedness secured hereby, whether or not due and in whatever order Lender elects, (b) to the repair and/or restoration of the Premises and/or (c) for any other purposes or objects for which Lender is entitled to advance funds under this Mortgage or any of the other Loan Documents, all without affecting the security interest created by this Mortgage, and any balance of such moneys then remaining shall be paid to Mortgagor or any other person or entity lawfully entitled thereto. Mortgagor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action, proceeds, and other payments, as Lender may require.

Section 1.7. Care of Premises.

(a) Mortgagor will keep the Premises in good condition and repair, will not commit or suffer any waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Premises or any part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Premises.

(b) Mortgagor will not construct any improvements on the Premises nor remove, demolish or alter the design or structural character of any building, fixture, chattel or other part of the Premises without the prior written consent of Lender, and Mortgagor will not permit the removal, demolition or alteration of any Improvements. Mortgagor shall not take any action to rezone the Premises nor shall Mortgagor impose any restrictions, agreements or liabilities upon the Premises without, in each case, the prior written consent of Lender.

(c) If the Premises or any part thereof is damaged by fire, windstorm, flood or other cause, Mortgagor will give immediate oral and written notices of the same to Lender.

(d) Lender is hereby authorized and empowered to enter and to authorize others to enter upon any or all of the Premises, at any reasonable time and from time to time, to inspect the same, to perform or observe any covenants, conditions or terms which Mortgagor shall fail to perform, meet or comply with, or for any other purpose in connection with the protection or preservation of Lender’s security, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Mortgagor agrees that it will open and cause its agents, managers, operators, tenants or lessees to open to Lender all areas within the Premises reasonably necessary or convenient with respect to the requirements hereof, and Mortgagor represents that each lease of the Premises provides reasonable inspection rights to Mortgagor which may be exercised by Lender.

(e) Mortgagor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Premises or any part thereof. Mortgagor shall also comply with all restrictions, agreements or obligations binding upon Mortgagor, the Premises, the Land or any portion thereof.

(f) If all or any part of the Premises shall be damaged by fire or other casualty, Mortgagor will promptly restore the Premises to the equivalent of its original condition and if a part of the Premises shall be taken through condemnation, Mortgagor will promptly restore, repair or alter the remaining portions of the Premises in a manner satisfactory to Lender. Notwithstanding the foregoing, Mortgagor shall not be obligated so to restore, repair or alter unless in each instance, Lender agrees to make available to Mortgagor (pursuant to a procedure satisfactory to Lender) any net insurance or condemnation proceeds actually received by Lender hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration, repair or alteration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration, repair or alteration shall in no way relieve Mortgagor of its obligation to restore, repair or alter. In the event all or any portion of the Premises shall be damaged or destroyed by fire, windstorm, flood or other casualty or by condemnation, Mortgagor shall promptly deposit with Lender a sum equal to the amount by which the estimated cost of the restoration of the Premises (as determined by Lender in its good faith judgment) exceeds the actual net insurance or condemnation proceeds with respect to such damage or destruction.

(g) Notwithstanding the provisions of Sections 1.5 and 1.6 hereof to the contrary, in the event that any portion or portions of the Premises are damaged or destroyed by fire or by any other casualty, or are the subject of a “de minimis” (for purposes of this Section 1.7(g) the term “de minimis” shall mean an amount, as determined by Lender in its sole discretion, which does not adversely affect the actual use of the Improvements) condemnation, and such damage, destruction, or condemnation results in the need for repair, rebuilding, or restoration work to be performed on the Premises (such repair, rebuilding, or restoration is referred to herein as the “Work”), Lender shall allow Mortgagor to use the amount by which the proceeds of all insurance policies, judgments, settlements, or awards collected with respect to such damage, destruction, or condemnation (except such amounts as are attributable to a loss of rents) exceed the cost, if any, to Lender for the recovery of such proceeds (said net amount is defined herein as the “Reconstruction Funds”), to perform the Work, so long as the following conditions have been met:

(i) No Event of Default exists hereunder, under the Note, or under any other of the Loan Documents;

(ii) Mortgagor shall have delivered evidence satisfactory to Lender that the Improvements may be reconstructed in accordance with all applicable zoning and building codes, and all rules, regulations, and ordinances of governmental authorities and that, upon completion of the Work, the condition of the Improvements will be at least equal in value and general utility to that which existed immediately prior to such casualty or condemnation;

(iii) Mortgagor shall have delivered evidence satisfactory to Lender that sufficient funds, including the Reconstruction Funds, are available to perform the Work and that the Work is capable of completion at least three (3) months prior to the maturity date of the Note;

(iv) Mortgagor shall have delivered evidence satisfactory to Lender that business interruption or income insurance proceeds payable to Mortgagor as a result of the damage or destruction, or income from the Improvements, or that sources other than the Reconstruction Funds, are sufficient to cover payments of debt service, costs, and expenses under and in connection with the Note during the period the Work is to be performed;

(v) Lender shall be satisfied, in its sole discretion, that the Work can be completed and the Improvements can be ready for occupancy at least three (3) months prior to the maturity of the Note;

(vi) All parties having existing or expected possessory interest in the Premises agree in a manner satisfactory to Lender that they will continue or extend their intent and arrangements for the contract terms then in effect following the work or are otherwise required to do so under the terms of their respective contracts;

(vii) All parties having operating, management, or franchise interests in or arrangements concerning the Property agree that they will continue their interests and arrangements for the contract terms then in effect following the Work;

(viii) The cost of the Restoration Work does not exceed 50% of the value of the Improvements immediately prior to the damage, destruction or condemnation; and

(ix) Lender shall be satisfied that it will not incur any liability to any other person as a result of such use or release of insurance proceeds.

In the event that the conditions set forth in Section 1.7(g) above are satisfied, Lender shall make the Reconstruction Funds available to Mortgagor for the Work only under the following procedures, terms, and conditions:

1. Mortgagor shall execute and deliver to Lender a copy of a contract with a licensed contractor acceptable to Lender setting forth a fixed price for the Work and a completion date that acceptable to Lender and that is at least three (3) months prior to the maturity date of the Note;

2. Mortgagor shall demonstrate to Lender that the Reconstruction Funds are at least equal to the fixed price of the Work as set forth in said contract or shall deposit with Lender funds in the amount by which such fixed price exceeds the Reconstruction Funds;

3. The Work shall be supervised by an architect or engineer and performed in accordance with plans and specifications prepared by such architect or engineer and approved by Lender;

4. The Reconstruction Funds, plus any additional funds deposited by Mortgagor, shall be received and held by Lender and disbursed in accordance with the terms and conditions used by Lender in connection with the a loan disbursing agreement to be prepared by Lender and Mortgagor’s expense, and Mortgagor shall reimburse Lender for costs and expenses incurred in connection with such disbursements;

5. Upon completion of and final payment for the Work, any remaining Reconstruction Funds shall, at the option of Lender, be applied to the indebtedness and obligations secured by this Mortgage (whether or not then due) in such order as Lender shall elect or paid over to Mortgagor; provided, however, that in either event, any remaining additional funds deposited by Mortgagor for excess costs shall be refunded to Mortgagor; and

6. Mortgagor shall otherwise comply with the terms and conditions of this Mortgage and the other Loan Documents during the performance of the Work.

In the event any one or more of the conditions set forth in this Section 1.7(g) is at any time not satisfied, Lender may elect, in its discretion, to apply the Reconstruction Funds to the indebtedness and obligations secured hereby, whether or not clue, in such manner as Lender shall elect. Without limiting the generality of the foregoing, if an Event of Default shall exist and be continuing hereunder, or if Mortgagor shall fail diligently to pursue and complete the Work, Lender may, in its sole discretion, apply any undisbursed Reconstruction Funds and any of Mortgagor’s deposits against the balance of the indebtedness and obligations secured hereby, whether or not due, in such manner as Lender shall elect.

Section 1.8. Further Assurances; After Acquired Property. At any time, and from time to time, upon request by Lender, Mortgagor will make, execute and deliver or cause to be made, executed and delivered, to Lender and, where appropriate, cause to be recorded or re-recorded and/or filed or refiled at such time and from time to time, and in such offices and places as shall be deemed desirable by Lender, any and all such other and further mortgages, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Mortgagor under the Loan Documents and this Mortgage, and (b) the lien of this Mortgage as a first and prior perfected lien upon all of the Premises, whether now owned or hereafter acquired by Mortgagor subject only to the matters appearing in the title policy delivered by Mortgagor to Lender in connection with this Mortgage. Upon any failure by Mortgagor so to do, Lender may make, execute, record, file, rerecord and/or re-file any and all such mortgages, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Lender the agent and attorney-in-fact of Mortgagor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Premises, the Land or any part thereof.

Section 1.9. Books, Records, Accounts and Annual Reports. Mortgagor will keep and maintain or will cause to be kept and maintained, at Mortgagor’s expense, proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Premises and in connection with any services, materials, equipment or furnishings provided in connection with use or operation of the Premises or the construction of Improvements. Lender shall have the right from time to time at all times during normal business hours to examine all books, records and accounts relating to the Premises and Mortgagor at the office of Mortgagor or other person or entity maintaining such books, records and accounts and to make copies or extracts thereof as Lender shall desire. Mortgagor will furnish to Lender at any time within forty-five (45) days after demand by Lender, financial statements and reports as Lender may reasonably request with respect to Mortgagor or the Premises.

Section 1.10. Estoppel Affidavits. Mortgagor, upon ten (10) days’ prior written notice, shall furnish Lender a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the indebtedness secured hereby and whether or not any offsets or defenses exist against such indebtedness and, if such offsets or defenses are alleged to exist, such statement shall detail the specific facts relating thereto.

Section 1.11. Subrogation. Lender shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the indebtedness secured hereby.

Section 1.12. Expenses. Mortgagor will promptly pay or reimburse Lender, upon demand, for all reasonable attorneys’ fees, costs and expenses incurred by Lender in any proceeding involving the estate of a decedent or an insolvent, or in any action, legal proceeding or dispute of any kind in which Lender is made a party, or appears as a party, in connection with or affecting the indebtedness secured hereby, this Mortgage, any of the other Loan Documents, the interest created hereby, Mortgagor or any Guarantor, including but not limited to the foreclosure of this Mortgage, any proceeding relating to bankruptcy, insolvency or other relief for debtors, any condemnation action involving the Premises or any action to protect the security hereof; and all such amounts shall be added to the indebtedness secured by the lien of this Mortgage.

Section 1.13. Assignment of Contracts and Other Agreements. As additional collateral and further security for the indebtedness secured hereby, Mortgagor does hereby assign to Lender the interest of Mortgagor in and to any and all contracts, leases, rental agreements, franchise agreements, management contracts, construction contracts, and other contracts, licenses and permits now or hereafter affecting the Premises, or any part thereof, and Mortgagor agrees to execute and deliver to Lender such additional instruments, in form and substance satisfactory to Lender, as may hereafter be requested by Lender to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by Lender to any contract, lease, rental agreement, franchise agreement, management contract, construction contract, or other contract, license or permit, or to impose upon Lender any obligation with respect thereto. Mortgagor shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions, and agreements contained in each of said instruments, now or hereafter existing, on the part of Mortgagor to be kept and performed and shall at all times do all things necessary to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder.

Section 1.14. Leases. Mortgagor hereby collaterally assigns and transfers to Lender all the rents, issues and profits of the Premises, whether now or hereafter accruing, and hereby gives to and confers upon Lender the right, power and authority to collect such rents, issues and profits. From time to time, upon the request of Lender, Mortgagor shall give further evidence of the foregoing assignment to Lender by executing and delivering to Lender specific assignments (in form and substance satisfactory to Lender) of the rents, issues and profits. From time to time, Mortgagor shall also execute and deliver to Lender any notice to tenants or other document reasonably required by Lender. Mortgagor irrevocably appoints Lender its true and lawful attorney-in-fact, at the option of Lender at any time and from time to time after the occurrence of any Event of Default under this Mortgage (whether or not Lender takes possession of the Premises), to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Lender, for all such rents, issues and profits and apply the same to the indebtedness secured hereby; provided, however, that Mortgagor shall have permission to collect such rents, issues and profits (but rents shall not be collected for more than one month in advance) prior to the occurrence of any Event of Default under this Mortgage. Upon the occurrence of any Event of Default, the permission hereby given to Mortgagor to collect such rents, issues and profits shall terminate and such permission shall not be reinstated upon the cure of the Event of Default without Lender’s specific written consent. Further, upon the occurrence of any Event of Default, Mortgagor shall immediately turn over to Lender all rents, issues and profits in the actual or constructive possession of Mortgagor (or its agents or affiliates), together with an accounting thereof. Exercise of Lender’s rights under this Section, and the application of any rents, issues and profits to the indebtedness secured hereby, shall not cure or waive any default. To the fullest extent allowed by law, the assignment of the rents, issues and profits of the Premises in this Section is intended to be an absolute assignment from Mortgagor to Lender and not merely the passing of a security interest but Mortgagor shall have the right to collect the same so long as no Event of Default under this Mortgage shall have occurred.

Upon any occurrence of any Event of Default under this Mortgage, Lender may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Premises, or any part thereof, and in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same in accordance with the provisions of Section 2.3(b) hereof The collection of such rents, issues and profits, or the entering upon and taking possession of the Premises, or the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default.

Mortgagor shall not execute any other assignment of the income, rents, issues or profits, or any part thereof, from the Premises to any person or entity other than Lender.

Mortgagor covenants that it shall, at its sole cost and expense, (a) duly and punctually perform and discharge, or cause to be performed and discharged, all of the obligations and undertakings of Mortgagor or its agents under all leases affecting the Premises, (b) use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under such leases, (c) promptly notify Lender if Mortgagor receives any notice from a tenant claiming that Mortgagor is in default under a lease, and (d) appear in and defend any action or proceeding arising under or in any manner connected with the leases.

Mortgagor shall not execute any leases pertaining to the Property without the prior written consent of Lender, which consent shall not be unreasonably withheld and all leases shall be inferior and subordinate to the lien of this Mortgage and the terms of each lease shall so expressly provide.

Section 1.15. No Sale or Encumbrance of Premises; No Additional Financing. Mortgagor hereby acknowledges to Lender that (a) the identity and expertise of Mortgagor were and continue to be material circumstances upon which Lender has relied in connection with, and which constitute valuable consideration to Lender for, the extending to Mortgagor of the indebtedness evidenced by the Note, and (b) any change in such identity or expertise could materially impair or jeopardize the security granted to Lender by this Mortgage. Mortgagor therefore covenants and agrees with Lender that Mortgagor shall not sell, transfer, convey, mortgage, encumber, lease or otherwise dispose of the Premises or any part thereof or any interest therein or engage in additional financing with respect thereto without the prior written consent of Lender (which consent may be granted or denied in Lender’s sole and absolute discretion); provided, however that Mortgagor shall have the right to dispose of articles of Fixtures and Personal Property if and only (i) simultaneously therewith Mortgagor replaces such articles with like articles of equal or greater value, (ii) the replacements are not subject to any liens or encumbrances whatsoever other than the lien of this Mortgage, and (iii) the replacements are fully paid for by Mortgagor and are not subject to any conditional sales contract or financing device. Any change in the legal or equitable title of the Premises or in the beneficial ownership of the Premises (including any change in the ownership or control of the any partnership interests or stock of Mortgagor or any partners thereof), whether or not of record and whether or not for consideration, or any sale or other disposition of any interest of Mortgagor except in accordance with the terms of this Mortgage shall be deemed a transfer of an interest in the Premises.

In the event that ownership of the Premises, or any part thereof, becomes vested in any person or persons other than Mortgagor, without the prior written approval of Lender, Lender may, without notice to Mortgagor, waive such default and deal with such successor or successors in interest with reference to this Mortgage, in the same manner as with Mortgagor, without in any way releasing, discharging or otherwise affecting the liability of Mortgagor hereunder, or for the indebtedness hereby secured. No sale of the Premises, no forbearance on the part of Lender, no extension of the time for the payment of the indebtedness secured hereby nor any change in the terms thereof consented to by Lender shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of Mortgagor herein, either in whole or in part, nor shall the full force and effect of this lien be altered thereby. Any deed, assignment or other instrument conveying the Premises or any part thereof, shall provide that the grantee thereunder assumes all of the grantor’s obligations under this Mortgage, the Note and all other instruments or agreements evidencing or securing the repayment of the indebtedness secured hereby. In the event such deed shall not contain such assumption, the grantee under such deed shall nevertheless be deemed to have assumed such obligations by acquiring the Premises or such portion thereof subject to this Mortgage.

Section 1.16. Maintenance of Borrowing Entity.

(a) If Mortgagor is a partnership or joint venture, Mortgagor shall maintain and continue in existence in its current form the partnership agreement of Mortgagor; said agreement shall not be amended or modified in any manner whatsoever without Lender’s prior written consent, which consent shall not be unreasonably withheld; and except as expressly permitted in the Loan Agreement, no partner shall sell, transfer, dispose of, or encumber such partner’s interest in Mortgagor without the prior written consent of Lender.

(b) If Mortgagor, or any general partner of Mortgagor is a corporation or a company, Mortgagor or each such managing member shall maintain and continue in existence as a corporation and/or company duly organized and in good standing under the laws of the state or country of its incorporation and shall continue to be qualified as a foreign corporation and/or company and remain in good standing in Florida and it shall not liquidate, dissolve or suffer an expiration or revocation of its charter, and except as expressly permitted in the Loan Agreement, no change in the ownership or control of Mortgagor or such general partner shall occur without the prior written consent of Lender, whether by sale of assets, merger, consolidation, sale of stock interests in Mortgagor or such managing member, or any other circumstances where the effect is to pass ownership of any interest in Mortgagor or such managing member or to pass control of Mortgagor or the managing member from the persons now exercising control to others.

Section 1.17. Security Agreement. The Fixtures and Personal Property and Other Rights and Property hereinbefore described shall be deemed to be part of the real estate and mortgaged hereby to the fullest extent permitted by law, and as to the balance of such property Mortgagor grants to Lender a security interest therein in accordance with the Uniform Commercial Code of the State of Florida and, as to such property, this Mortgage shall be considered a security agreement under said Uniform Commercial Code. With respect to such property, Lender is a “secured party” and Mortgagor is a “debtor” under the Uniform Commercial Code with their respective addresses being set forth in Section 3.9 below.

Section 1.18. Future Advances. This Mortgage is given to secure not only existing indebtedness, but also such future advances as are made within twenty years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance so secured at one time shall not exceed $20,000,000.00 plus disbursements made for the payment of taxes, levies or insurance on the Premises, with interest on such disbursements. Nothing contained herein, however, shall obligate Lender to make any future advances. If Lender makes any future advances, (a) the term “Note”, as used in this Mortgage, shall include all promissory notes and other documents evidencing such future advances in addition to the Promissory Note identified in the “WHEREAS” clause of this Mortgage, and (b) the term “Loan Documents” shall include all documents executed in connection with the futures advance(s) in addition to all other documents described in Section 1.1 above.

Section 1.19. Leases; Rent Rolls. Mortgagor covenants that it shall not, without the prior express written consent of Lender, which consent shall not be unreasonably withheld, enter into any lease affecting all or any portion of the Premises, or materially modify, terminate, or consent to the cancellation or surrender of any lease, or permit any tenant under any lease to assign or sublet its rights thereunder. Further, Lender specifically reserves the right to approve the form and content of all leases, all proposed tenants, and any assignee or sublessee of any existing tenant. Mortgagor shall deliver to Lender a rent roll for the Premises, in form and detail satisfactory to Lender, at such times as Lender may request, together with a copy of all leases, rental agreements and occupancy agreements with respect to the Premises. Mortgagor shall not collect any rent under any leases, rental agreements or other occupancy agreements pertaining to the Premises more than one month in advance, except for security deposits not to exceed two months rent which are deposited in a segregated account at Lender and held and maintained by Mortgagor in full compliance with all applicable laws. The rights of all tenants and other occupants of the Premises must at all times be fully subordinate to the terms of this Mortgage and the other Loan Documents.

Section 1.20. Environmental Compliance. Mortgagor and others have executed an Environmental Indemnity Agreement of even date herewith (as it may be modified or amended from time to time, the “Environmental Agreement”), which shall survive the repayment of the Note and the satisfaction of this Mortgage. Mortgagor hereby agrees to fully comply with all terms, conditions and provisions of the Environmental Agreement. If any representation or warranty contained in the Environmental Agreement is untrue, if Mortgagor or Guarantors shall fail to comply with the provisions of the Environmental Agreement, or if any of the terms or provisions thereof shall be breached, the same shall constitute an Event of Default under this Mortgage. Mortgagor shall deliver to Lender environmental assessments of the Premises in accordance with the terms of the Environmental Agreement at Mortgagor’s sole cost and expense. Should Mortgagor fail to provide any such environmental assessment, Lender shall have the right, but not the obligation, to retain an environmental consultant to perform and prepare same. Lender shall have the right but not the obligation, and without any limitation of Lender’s other rights under this Mortgage, to enter onto the Premises or to take any action as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any hazardous material or any environmental claim following receipt of any notice from any person or governmental authority asserting the existence of any hazardous material or an environmental claim pertaining to the Premises or any part thereof which, if true, could result in an order, suit or other action against Mortgagor or Lender which, in the sole opinion of Lender, could jeopardize Lender’s security under this Mortgage. All costs and expenses incurred by Lender in the exercise of any of its rights under this Section shall be secured by this Mortgage and shall be payable by Mortgagor upon demand or, at the election of Lender, funded under the Note.

Section 1.21. Reappraisal Provisions. Lender may obtain, at Mortgagor’s expense upon Lender’s reasonable determination that an updated appraisal is appropriate (including, without limitation, to comply with any regulatory requirements applicable to Lender), but in no event more frequently than once every two calendar years, an appraisal of the Premises or any part thereof prepared by a third-party appraiser engaged directly by Lender in accordance with written instructions from Lender. Each such appraiser and appraisal shall be satisfactory to Lender (including satisfaction of applicable regulatory requirements). Mortgagor shall cooperate fully with any such appraiser and provide all such documents and information as such appraiser may request in connection with the appraiser’s performance and preparation of such appraisal. The cost of each such appraisal shall be due and payable by Mortgagor on demand and shall be secured by this Mortgage and the other Loan Documents. Mortgagor acknowledges that Lender was induced to enter into the subject loan transaction based upon a specific loan-to-value ratio (the “Original Loan-to-Value Ratio”) calculated by dividing the aggregate principal amount of the Note by the appraised value (the “Original Appraised Value”) of the Premises set forth in the appraisal Mortgagor submitted to Lender prior to the execution of this Mortgage. If any updated appraisal received by Lender pursuant to this Section reflects that the appraised value of the Premises has decreased from the Original Appraised Value and if such decrease results in a loan to-value ratio which is higher than the Original Loan-to-Value Ratio, Mortgagor shall within ten (10) days of Lender’s written request make a principal payment (the “Prepayment”) under the Note in an amount sufficient to maintain the Original Loan-to-Value Ratio. Such Prepayment shall not entitle Mortgagor to a release of any of the Premises. Mortgagor’s failure to promptly and fully comply with Lender’s requirements under this Section 1.21 shall, without further notice, constitute an Event of Default under this Mortgage.

Section 1.22. Loan Documents; Partial Releases. Mortgagor hereby agrees to comply with all provisions of the Loan Documents. All advances of Lender made pursuant to the Loan Documents, all costs and expenses incurred by Lender under the Loan Documents, and all obligations of Mortgagor under and in connection with the Loan Documents shall be secured hereby.

Section 1.23. Section 697.07 of the Florida Statutes. Mortgagor agrees that the assignment of leases and rents contained in this Mortgage is intended shall provide Lender with all the rights and remedies of mortgagees pursuant to Section 697.07 of the Florida Statutes (hereinafter “Section 697.07”), as it may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Lender, including but not limited to, the appointment of a receiver as provided in this Mortgage or any rights or powers of the receiver in law or equity or as otherwise provided in this Mortgage. In addition, the assignment of leases and rents in this Mortgage shall be fully operative without regard to value of the Premises and without regard to the adequacy of the Premises to serve as security for the obligations owed by Mortgagor to Lender and shall be in addition to any rights arising under Section 697.07. Further, except for the notices expressly required under this Mortgage, if any, Mortgagor to the fullest extent allowed by law Mortgagor waives any notice of default or demand for turnover of rents by Lender, together with any rights under Section 697.07 to apply to a court to deposit the rents into the registry of the court or such other depository as the court may designate.

Section 1.24. Condominium Provisions. Mortgagor shall not submit any of the Land to a declaration of condominium without the prior written consent of Lender. However, if a declaration of condominium is recorded against the Land or any portion thereof with the prior written consent of Lender, (a) Mortgagor shall abide by all of the terms, covenants and restrictions contained in the declaration of condominium, bylaws, rules and regulations, and all other condominium documents, and all licenses, use agreements and other documents pertaining to the use of any recreational facilities or common areas, (b) Mortgagor shall promptly pay, when due, all assessments imposed by any condominium association or other governing body of the condominium documents, (c) Mortgagor shall not, without the prior written consent of Lender, partition or subdivide the Land or consent to or otherwise allow the abandonment or termination of the condominium or any amendment of the declaration of condominium, bylaws, rules or regulations, license, agreement or other document pertaining to the condominium, and (d) Mortgagor shall fully comply with all obligations applicable to Mortgagor as the developer of the condominium imposed by federal, state or local law.

ARTICLE II

Section 2.1. Event of Default. The phrase “Event of Default”, wherever used in this Mortgage, shall mean and include any one or more of the following events:

(a) Failure by Borrower or Mortgagor to pay, as and when due and payable, any installments of principal and/or interest under the Note or other Loan Documents or any required deposits for taxes, assessments, insurance premiums, and other similar charges, or any other portion of the indebtedness secured hereby within ten (10) days of when due; or

(b) Failure by Mortgagor to duly keep, observe and perform any other covenant, condition or agreement of this Mortgage to be kept or performed by Mortgagor and the continuance of such failure for thirty (30) days after written notice by Lender to Mortgagor of such occurrence;

(c) Failure by Mortgagor duly to observe or perform any term, covenant, condition or agreement in any other documents now or hereafter evidencing, securing or otherwise relating to the Note, this Mortgage or the indebtedness secured hereby (including, without limitation, the Environmental Agreement, and an Assignment of Leases, Rents and Profits of even date herewith, as such documents may be modified and amended from time to time, and all other Loan Documents) which is not remedied within thirty (30) days written notice by Lender to Mortgagor of any such occurrence. If Mortgagor cannot cure within thirty (30) days but is diligently pursuing cure, then time shall be tolled for an additional thirty (30) day period; or

(d) The occurrence of a default or event of default under any of the Loan Documents which is not remedied within the cure period, if any, provided with respect thereto; or

(e) Any representation or warranty of Mortgagor contained in this Mortgage or in any of the other Loan Documents or any representation or warranty of any Mortgagor or other party in any of the Loan Documents or otherwise in connection with the indebtedness evidenced by the Note or any other notes executed pursuant to Section 1.18 hereof proves to be untrue or misleading in any material respect; or

(f) Mortgagor shall (i) have an order entered for relief with respect to it under the Federal Bankruptcy Code or any other law pertaining to bankruptcy, insolvency or debtor relief, whether now or hereafter existing and whether Federal, state or foreign, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking the entry of any order for relief under the Federal Bankruptcy Code or any other law pertaining to bankruptcy, insolvency or debtor relief, whether now or hereafter existing and whether Federal, state or foreign, to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action to authorize or effect any of the foregoing actions set forth in this subsection (g), or (vii) fail to contest in good faith any appointment or proceeding described in subsection (h) below; or

(g) Without the application, approval or consent of Mortgagor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Mortgagor or any substantial part of its property, or a proceeding described in subsection (f) shall be instituted against Mortgagor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days; or

(h) Mortgagor shall sell, transfer, convey, mortgage, encumber, lease or otherwise dispose of the Premises or any part thereof or any interest therein or engage in financing with respect thereto in violation of the provisions of this Mortgage or Mortgagor, or any managing member of Mortgagor (if a corporation) is liquidated or dissolved or its charter expires or is revoked or its ownership or control changes in violation of Section 1.16 above, or Mortgagor or any such managing member (if a partnership or business association) is dissolved or partitioned, or a general partner withdraws, resigns or is removed, or the interest of a general partner therein is sold, transferred, disposed of or encumbered in violation of Section 1.16 above; or

(i) The institution of foreclosure or other proceedings to enforce any mortgage, security interest, lien or encumbrance of any kind on the Premises or any portion thereof, whether superior or subordinate to this Mortgage (provided, that the foregoing shall not be deemed to constitute Lender’s consent to any mortgage, security interest, lien or encumbrance on the Premises which is otherwise prohibited by this Mortgage); or

(j) The occurrence of any event or circumstance which pursuant to the terms of this Mortgage or any of the other Loan Documents is stated to be an Event of Default under this Mortgage; or

(k) The occurrence of any material adverse change in the financial condition of Mortgagor.

Section 2.2. Lender’s Rights, Acceleration, Foreclosure and Sale. Upon the occurrence of any Event of Default (after the giving of notice and the expiration of any applicable cure period that is expressly required in Section 2.1 above), then the whole of the indebtedness secured hereby shall, at the option of Lender, without notice or demand, become immediately due and payable for all purposes, time being of the essence of this Mortgage, anything in the Note, this Mortgage or any of the other Loan Documents to the contrary notwithstanding, and, thereupon, or at any time during the existence of any Event of Default, Lender may proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to (a) enforce the payment of the Note or the performance by Mortgagor of any other term or provision of the Note or any of the Loan Documents or enforce any other rights possessed by Lender, (b) foreclose this Mortgage by judicial proceedings, and/or (c) pursue any other right or remedy available to Lender. Any failure of Lender to exercise any of said options shall not constitute a waiver of the right to exercise the same at any other time; and all of the rights and remedies of Lender shall be cumulative.

Section 2.3. Right of Lender to Enter and Take Possession.

(a) If an Event of Default shall have occurred, Mortgagor, upon demand of Lender, shall forthwith surrender to Lender the actual possession of the Premises, and Lender may (by itself or through a receiver) enter and take possession of the Premises and may exclude Mortgagor and Mortgagor’s agents and employees wholly therefrom.

(b) Upon every such entering and taking of possession, Lender may hold, store, use, operate, manage, control, and maintain the Premises and conduct the business thereof, and, from time to time, (i) make or perform construction, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Premises insured; (iii) manage and operate the Premises and exercise all the rights and powers of Mortgagor in its name or otherwise with respect to the same and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Lender, all as Lender may from time to time determine to be to its best interest. Lender may collect and receive all of the income, rents, profits, issues and revenues of the Premises, including the past due as well as those accruing thereafter, and Lender may apply any moneys and proceeds received by Lender, in such order and priority as Lender in its sole discretion may determine, to (1) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes); (2) the cost of all such construction, maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases, and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other charges as Lender may determine to pay; (5) other proper charges upon the Premises or any part thereof; (6) the reasonable compensation and expenses of attorneys and agents of Lender; (7) accrued interest; (8) deposits for taxes, insurance and similar items required hereunder; (9) principal; and/or (10) any other sums that may be due and payable to Lender under or pursuant to any of the Loan Documents.

(c) For the purpose of carrying out the provisions of this Section 2.3, Mortgagor hereby constitutes and appoints Lender the true and lawful attorney-in-fact of Mortgagor to do and perform, from time to time, any and all actions necessary and incidental to such purpose and does, by these presents, ratify and confirm any and all actions of said attorney-in-fact in the Premises.

(d) If Lender shall surrender possession of the Premises to Mortgagor as a result of the acceptance by Lender of any cure of any Event of Default, the right of Lender to thereafter take possession, from time to time, pursuant to this Section shall exist if any subsequent Event of Default shall occur.

Section 2.4. Appointment of a Receiver.

(a) If an Event of Default shall have occurred, Lender shall be entitled, upon notice to Mortgagor but without regard to the adequacy of any security for the indebtedness hereby secured or the solvency of any party bound for its payment, upon ex-parte application to the appointment of a receiver to take possession of and to operate the Premises and to collect the rents, profits, issues, and revenues thereof and such receiver shall have all the powers of Mortgagor, including, without limitation, those powers set forth in Section 2.3(b) above. Mortgagor hereby specifically waives the right to object to the appointment of a receiver and hereby expressly agrees that such appointment shall be made as an admitted equity and as a matter of absolute right to Lender.

(b) Mortgagor will pay to Lender upon demand all expenses and costs, including receiver’s fees, reasonable attorneys’ fees, legal costs and agent’s compensation, incurred pursuant to the provisions contained in this Section, and all such expenses shall be secured by this Mortgage.

Section 2.5. Discontinuance of Proceedings and Restoration of Status of the Parties. In case Lender shall have proceeded to enforce any right or remedy under this Mortgage by receiver, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then and in every such case Mortgagor and Lender shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Lender shall continue as if no such proceeding had been taken.

Section 2.6. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Lender by this Mortgage or any of the Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 2.7. Performance by Lender of Defaults by Mortgagor. If Mortgagor shall default in the payment of any tax, lien, assessment or other charge levied or assessed against the Premises (unless the same has been transferred to bond); in the payment of any utility charge, whether public or private; in the payment of any insurance premium; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder; in the performance of any obligations of Mortgagor under any leases affecting the Premises; or in the performance or observance of any other covenant, condition or term of this Mortgage or any of the other Loan Documents, then Lender, at its option, may perform or observe the same, and all payments made for costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Lender with interest at the Default Rate provided in the Note. Lender shall be the sole judge of the legality, validity and priority of any such tax, lien, assessment, charge, claim, premium or obligation; of the necessity for any such actions; and of the amount necessary to be paid in satisfaction thereof. Lender is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof, for the purpose of performing or observing any such defaulted covenant, condition or term, or exercising Lender’s rights hereunder, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. In order to accelerate the maturity of the indebtedness secured hereby because of the failure of Mortgagor to pay any taxes, lien, assessment, charge, premium, rent or other sums, liabilities or obligations as herein provided, it shall not be necessary nor requisite that Lender shall first pay the same, nor shall Lender’s payment of the same constitute a waiver of the default hereunder or otherwise affect Lender’s option to accelerate the indebtedness secured hereby, foreclose this Mortgage and/or exercise any other right or remedy provided hereunder or under any of the Loan Documents.

Section 2.8. Expenses. In any suit to foreclose the lien of this Mortgage or enforce any other remedy of Lender under this Mortgage, the Note or any of the other Loan Documents, there shall be allowed and included, as additional indebtedness in the judgment or decree, all expenditures and expenses which may be paid or incurred by or on behalf of Lender, including without limitation, those incurred for attorneys’ fees, documentary and expert evidence, stenographers’ charges, publication costs, survey costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or value of the Premises. All such expenditures and expenses and all expenses and fees as may be incurred in the protection of said Premises and the maintenance of the lien of this Mortgage or the enforcement of Lender’s rights or remedies hereunder or under any of the other Loan Documents, including without limitation, the reasonable fees of any attorneys employed by Lender in any litigation or proceeding affecting this Mortgage, the Note or the Premises, in the exercise of any rights or remedies, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, and whether at the pre-trial, trial or any appellate level, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate provided in the Note and shall be secured by this Mortgage.

Section 2.9. Sale of Separate Parcels. Waiver of Marshalling. In the event of any foreclosure sale of the Premises, the same may be sold in one or more parcels, and Lender may be the purchaser at any foreclosure of the Premises or any part thereof. Mortgagor for itself and all who may claim through or under Mortgagor, waives any and all right to have the property and estate comprising the Premises marshaled upon any foreclosure of the lien hereof, and Lender or any court having jurisdiction to foreclose said lien may sell the Premises in part or as an entirety.

ARTICLE III

Section 3.1. Waivers; Remedies Cumulative; Etc. No waiver of any default in the performance of any covenant contained herein or in any obligation secured hereby shall at any time thereafter be held to be a waiver of any rights of the holder of the Note hereunder or under any of the Loan Documents, nor shall any waiver of a prior default operate to waive any subsequent default or defaults. All remedies provided for herein and in the Note and in the Loan Documents are cumulative and may, at the election of the holder of the Note, be exercised alternatively, successively or in any other manner and are in addition to any other rights provided by law or in equity.

Section 3.2. Headings. The headings of the sections, paragraphs and subdivisions of this Mortgage are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof

Section 3.3. Invalid Provisions to Affect No Others. It is agreed that nothing herein contained nor any transaction related thereto shall be construed or so operate as to require Mortgagor to pay interest at a rate greater than it is lawful in such case to contract for, or to make any payment or to do any act contrary to law. If the fulfillment of any provision hereof or any transaction related hereto or to the Note, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Mortgage in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect.

Section 3.4. Number and Gender, Construction. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the others, as appropriate. Use of the terms “hereof’, “herein”, “hereunder” or words of similar import in this Mortgage shall refer to this Mortgage as a whole and not to any particular Section or provision of this Mortgage unless otherwise expressly provided. Use of the term “person” in this Mortgage shall refer to and mean any natural person, entity, corporation, association, firm, partnership or governmental authority.

Section 3.5. Changes. Neither this Mortgage nor any term hereof may be waived, changed, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

Section 3.6. Governing Law and Construction. This Mortgage and the Note secured hereby shall be governed by, and construed and enforced in accordance with, internal laws (and not the law of conflicts) of the State of Florida.

Section 3.7. Greater Estate. In the event that prior to the satisfaction of the indebtedness and the cancellation of this Mortgage of record, Mortgagor obtains a fee estate to such portion of the Land in which Mortgagor presently holds only a leasehold interest, then such fee estate shall automatically, and without further action of any kind on the part of Mortgagor, be and become subject to the lien of this Mortgage.

Section 3.8. Notice. Except as otherwise contemplated herein or required by statute, all notices, demands and other communications which are permitted or required under this Mortgage shall be in writing and signed by the party giving the same, and shall be delivered personally, sent by overnight courier, or sent by certified or registered United States mail, return receipt requested, postage prepaid, to the other party at the address set forth below:

To Mortgagor:	West Villas, Inc. Orlando Tennis Village, Inc. Maingate Towers, Inc. 2462 Sand Lake Road Orlando, FL 32809
With a copy to:	_________________________________ _________________________________ _________________________________
To Lender:	Stanford International Bank, Ltd. Attention: James M. Davis, CFO 6075 Poplar Avenue Memphis, Tennessee 38119

or to such other address within the continental United States as may be from time to time designated by the parties. Each such notice or communication shall be deemed to have been given on the date of personal delivery, upon receipt if sent by overnight courier or three (3) days after the date of mailing, as the case may be.

Section 3.9. Time is of the Essence. It is specifically agreed that time is of the essence of the performance by Mortgagor of the obligations of Mortgagor under this Mortgage.

Section 3.10. Binding on Successors and Assigns. This Mortgage and all provisions hereof shall extend to and be binding upon Mortgagor and all persons claiming under or through Mortgagor, and the word “Mortgagor” when used herein shall include all such persons and all persons liable for the payment of the indebtedness or any part thereof, whether or not such persons shall have executed the Note or this Mortgage. The word “Lender” when used herein shall include the successors and assigns of Lender named herein.

Section 3.11. WAIVER OF RIGHT TO JURY TRIAL. MORTGAGOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THE NOTE, THIS MORTGAGE, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF DEALING, COURSE OF CONDUCT, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF MORTGAGOR OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER EXTENDING CREDIT TO MORTGAGOR.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly as of the day and year first above written.

EXECUTED IN THE PRESENCE OF: ________________________ (Signature) ________________________ (Printed Name) ________________________ (Signature) ________________________ (Printed Name)	WEST VILLAS, INC., a Florida corporation By:__________________________________ Michael D. Crosbie Authorized Agent
________________________ (Signature) ________________________ (Printed Name) ________________________ (Signature) ________________________ (Printed Name)	ORLANDO TENNIS VILLAGE, INC., a Florida corporation By:__________________________________ Michael D. Crosbie Authorized Agent
________________________ (Signature) ________________________ (Printed Name) ________________________ (Signature) ________________________ (Printed Name)	MAINGATE TOWERS, INC., a Florida corporation By:__________________________________ Michael D. Crosbie Authorized Agent

STATE OF FLORIDA COUNTY OF _________________
The foregoing instrument was acknowledged before me this ____ day of March, 2007, by Michael D. Crosbie, as Authorized Agent for WEST VILLAS, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has produced ___________ (state) driver’s license or ___________________________as identification.

My Commission Expires: (AFFIX NOTARY SEAL)	_________________________________ Notary Public (Signature) _________________________________ (Printed Name)

STATE OF FLORIDA COUNTY OF _________________
The foregoing instrument was acknowledged before me this ____ day of March, 2007, by Michael D. Crosbie, as Authorized Agent for ORLANDO TENNIS VILLAGE, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has produced ___________ (state) driver’s license or ______________________as identification.

My Commission Expires: (AFFIX NOTARY SEAL)	_________________________________ Notary Public (Signature) _________________________________ (Printed Name)

STATE OF FLORIDA COUNTY OF __________________
The foregoing instrument was acknowledged before me this ____ day of March, 2007, by Michael D. Crosbie, as Authorized Agent for MAINGATE TOWERS, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has produced ___________ (state) driver’s license or __________________________  as identification.

My Commission Expires: (AFFIX NOTARY SEAL)	_________________________________ Notary Public (Signature) _________________________________ (Printed Name)

EXHIBIT A

LEGAL DESCRIPTION

Starting at the Northwest corner of Section 36, Township 25 South, Range 26 East, Polk County, Florida, run South along the West Section line of said Section 36, a distance of 1326.97 feet to the Point of Beginning; thence run East along a line parallel to the North boundary line of said Section, a distance of 1301.71 feet; thence run South along a line parallel to the West boundary line of said Section, a distance of 664.64 feet; thence run West to a point on the West boundary line of said Section 665.30 feet South of the Point of Beginning; thence run South on the West boundary line of said Section a distance of 1650 feet; thence run West along a line parallel to the North boundary line of Section 35, Township 25 South, Range 26 East, a distance of 1390 feet; thence run North along a line parallel to the East boundary line of said Section a distance of 1650 feet; thence run East along a line parallel to the North boundary line of said Section a distance of 730 feet; thence run North along a line parallel to the East boundary line of said Section a distance of 335.30 feet; thence run East along a line parallel to the North boundary line of said Section a distance of 330 feet; thence run North along a line parallel to the East boundary line of said Section a distance of 330 feet; thence run East along a line parallel to the North boundary line of said Section to the Point of Beginning.

LESS AND EXCEPT
Green Swamp Parkway
A road right-of-way, 80.00 feet in width being 40.00 feet each side of the following described centerline:

Commence at the Northwest corner of the Southwest ¼ of the Northwest ¼ of Section 36, Township 25 South, Range 26 East, Polk County, Florida, said point also being the Southwest corner of FOUR CORNERS PHASE TWO, as recorded in Plat Book 127, Page 14, of the Public Records of Polk County, Florida; thence North 89 degrees 54 minutes 12 seconds East along the South line of said FOUR CORNERS PHASE TWO, 867.48 feet to the Point of Beginning; thence South 00 degrees 00 minutes 00 seconds West, 150.41 feet to the Point of Curvature of a Curve to the left having a radius of 1163.96 feet and a central angle of 25 degrees 11 minutes 00 seconds; thence Southeasterly along said curve 511.60 feet to the Point of Tangency; thence South 25 degrees 11 minutes 00 seconds West, 47.23 feet to the North line of PINES WEST PHASE 1, as recorded in Plat Book 114, Page 29, of the Public Records of Polk County, Florida, and the end of said right-of-way.

ALSO LESS AND EXCEPT
Harrell Road

Begin at the Northwest corner of PINES WEST PHASE 3, as recorded in Plat Book 124, Page 19, of the Public Records of Polk County, Florida; thence South 00 degrees 01 minutes 10 seconds West along the West line of said PINES WEST PHASE 3, a distance of 30.00 feet thence South 89 degrees 54 minutes 12 seconds West, 392.22 feet, thence North 00 degrees 00 minutes 00 seconds East, 30.00 feet to the South line of FOUR CORNERS PHASE 2, as recorded in Plat Book 127, Page 14, of the Public Records of Polk County, Florida; thence North 89 degrees 54 minutes 12 seconds East, along said South line 394.23 feet to the Point of Beginning.

A-1

EXHIBIT B

PERMITTED EXCEPTIONS

This Exhibit B is attached to a certain Mortgage by and between WEST VILLAS, INC., a Florida corporation, ORLANDO TENNIS VILLAGE, INC., a Florida corporation and MAINGATE TOWERS, INC., a Florida corporation (collectively, “Mortgagor”) and STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation (“Lender”), securing that certain Promissory Note of even date herewith executed by Mortgagor in the amount of $10,000,000.00 dated as of the date hereof.

Those exceptions set forth in Schedule B of that certain policy of title insurance issued to Lender by Fidelity National Title Insurance Company on or about the date hereof pursuant to commitment number CD07-111218.

B-1